Exhibit 10.3

SECOND AMENDMENT TO
REVOLVER ADVANCE AND PURPOSE AND ABILITY LINE OF CREDIT LOAN AGREEMENT
(“Second Amendment”)

WHEREAS, HEARTLAND AND PAYMENT SYSTEMS, INC., a Delaware corporation (“Borrower”), and KEYBANK NATIONAL ASSOCIATION (“Bank”), entered into a certain Revolver Advance and Purpose and Ability Line of Credit Loan Agreement dated as of August 28, 2002, as amended by a First Amendment to Revolver Advance and Purpose and Ability Line of Credit Loan Agreement dated as of November 6, 2003 (as so amended, the “Agreement”), and

WHEREAS, the Borrower and the Bank have determined that the recent adoption of compensatory accounting treatment for residual commissions and buy-outs will result in different financial reporting than Borrower and Bank anticipated when the financial covenants in the Agreement were established, and, as a result thereof and to make the covenant definitions conform to the expectations of the Borrower and Bank, it is necessary to revise certain definitions contained in the Agreement and eliminate the Leverage Coverage to reflect the accounting treatment anticipated by both Borrower and Bank in establishing the covenants contained in the Agreement, and that such revision and clarification will be pursuant to this Second Amendment to Revolver Advance and Purpose Ability Line of Credit Loan Agreement (“Second Agreement”).

NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Borrower and the Bank hereby agree as follows:

1.             Effective with covenants tested as of September 30, 2002 and thereafter, the definitions of “EBITDA” and “Operating Cash Flow” contained in Section 1.2 of the Agreement are hereby deleted in their entirety and in their place are inserted the following new definitions and two (2) new definitions of “Net Non-Cash Items” and “Total Funded Debt” as set forth herein are added:

“EBITDA” shall mean the Borrower’s net income plus interest expense, plus income taxes, plus depreciation expense, plus amortization expense, plus all Net Non-Cash Items.

“Net-Non-Cash Items” means the sum of:  (i) accrued commission and buyout liability expense; minus (ii) payments of accrued commission and buyout liability; minus (iii) the net tax benefit to Borrower of items (i) and (ii) above.

“Operating Cash Flow” means EBITDA, minus income taxes, minus extraordinary gains, plus extraordinary losses, minus gains on the sale of assets not in the ordinary course of business, plus losses on the sale of assets not in the ordinary course of business, plus lease expense, minus dividends and distributions.

“Total Funded Debt” means the total of (i) all Indebtedness owed to Bank, (ii) all Indebtedness owed to any Affiliate Lender, and (iii) all Subordinated Debt.

2.             Sections 5.16, 5.18 and 5.19 of the Agreement entitled “Minimum EBIT to Interest”, “Minimum EBITDA”, and “Maximum Leverage” are hereby deleted in their entirety, and the covenants contained therein shall not be tested for any quarter.

3.             Section 5.17 of the Agreement entitled “Minimum Operating Cash Flow to Total Fixed Charges Ratio” is hereby amended effective September 30, 2002 to read as follows:

Section 5.17.  Minimum Operating Cash Flow to Total Fixed Charges Ratio.  Borrower shall maintain a ratio of Operating Cash Flow to Total Fixed Charges, tested quarterly on a rolling four-Quarter basis, commencing September 30, 2002, of not less than 1.20 to 1.0.

4.             The following new Section 5.20 is hereby added to the Agreement:

Section 5.20.  Total Funded Debt to EBITDA.  Borrower shall maintain a ratio of Total Funded Debt to EBITDA, tested annually commencing as of December 31, 2002 and each fiscal year-end thereafter, of less than 2.0 to 1.0.

5.             Exhibit B to the Agreement is hereby deleted in its entirety and in its place is inserted Exhibit B-1, in the form attached hereto and incorporated here by reference.  All references to Exhibit B contained in the Agreement shall be deemed to refer to Exhibit B-1, and all references to the “Covenant Compliance Certificate” shall refer to a certificate in the form of Exhibit B-1.

6.             All references in the Agreement, including, without limitation, on Exhibit C, to Security Instruments shall be deemed to refer to such instruments as the same may be modified, amended or amended and restated from time to time.

7.             Except as amended hereby, all provisions of the Agreement are ratified and confirmed and shall remain in full force and effect.  All references in the Purpose and Ability Line of Credit Note, in the Revolver Advance Note and in the Security Instruments (including, without limitation, the Assignment of Contracts) to the Agreement shall mean the Agreement as amended by this Second Amendment.

8.             Borrower hereby represents and warrants to the Bank that: (a) Borrower has the legal power and authority to execute and deliver this Second Amendment; (b) the officials executing this Second Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument, or document binding upon or enforceable against

Borrower; (d) there have been no changes in the Borrower’s organizational and/or governing documents since August 28, 2002, and (e) this Second Amendment constitutes a valid and binding obligation upon Borrower in every respect.

9.             In consideration of this Second Amendment, Borrower hereby releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, up to the date of this Second Amendment, arising out of or in any way related to the extension or administration of the Loans, the Agreement, the Notes, the Security Instruments, or any mortgage or security interest related thereto.

10.           In consideration of this Second Amendment, Borrower further agrees to, upon execution hereof, reimburse Bank for all out-of-pocket expenses incurred by Bank in connection with the preparation of this Second Amendment, including but not limited to, all fees and expenses of legal counsel for the Bank, such reimbursement to be made concurrent with Borrower’s receipt of an invoice therefor.

11.           This Second Amendment shall be construed in accordance with the laws of the State of Ohio without regard to principles of conflict of laws.  Capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Agreement.

12.           JURY TRIAL WAIVER.  BORROWER AND BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT, THE AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BANK AND BORROWER.

IN WITNESS WHEREOF, the Borrower and the Bank have each caused this Second Amendment to be executed by their duly authorized officers on the 23rd day of June, 2004.

BORROWER:	HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation

	By:	/s/ Martin J. Uhle
	Name:	Martin J. Uhle
	Its:	President and COO

BANK:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Ernest L. Vallorz, Jr.
	Name:	Ernest L Vallorz, Jr.
	Its:	Senior Vice President

EXHIBIT B

COVENANT COMPLIANCE CERTIFICATE

In connection with the requirement stated in the Revolver Advance and Purpose and Ability Line of Credit Loan Agreement dated as of August 28, 2002, as amended on November 6, 2003 and on June 23, 2004 (as so amended and further amended from time to time, “the Agreement”), between KeyBank National Association and Heartland Payment Systems, Inc., the Borrower, the undersigned officer of Borrower, does hereby certify to KeyBank National Association as of (end of each Quarter) ___________________________, that the following statements are true and correct:

Section 5.17.  Minimum Operating Cash Flow to Total Fixed Charges Ratio.  Borrower shall maintain a ratio of Operating Cash Flow to Total Fixed Charges, tested quarterly on a rolling four-Quarter basis, commencing September 30, 2002, of not less than 1.20 to 1.00.

(a) Net Income	$
(b) Interest Expense	$
(c) Income taxes	$
(d) Depreciation Expense	$
(e) Amortization Expense	$
(f) Accrued commission and buyout liability expense	$
(g) Payments of accrued commission and buyout liability	($	)
(h) Net tax benefit of (f) and (g)	($	)
(i) EBITDA (a + b + c + d + e + f minus g minus h)	$
(j) Extraordinary gains	$
(k) Extraordinary losses	$
(l) Gains on sales of assets not in the ordinary course	($	)
(m) Losses on sales of assets not in the ordinary course	($	)
(n) Lease Expense	$
(o) Dividends and Distributions	($	)
(p) Operating Cash Flow (i minus c minus j + k minus l +m + n minus o)	$
(q) Current Maturities of Long-Term Debt	$
(r) Current Maturities of Capital Leases	$
(s) Fixed Asset Capital Expenditures	$
(t) Fixed Charges (b + n + q + r + s)	$

RATIO OF OPERATING CASH FLOW TO FIXED CHARGES (p + t)

Section 5.20.  Total Funded Debt to EBITDA.  Borrower shall maintain a ratio of its Total Funded Debt divided by its EBITDA, tested annually, commencing December 31, 2002 and continuing thereafter, of less than 2.00 to 1.00.

(u) Total Indebtedness to Bank	$
(v) Total Indebtedness to Affiliate Lenders	$

(w) Subordinated Debt	$
(x) Total Funded Debt (u ÷ v ÷ w)	$

TOTAL FUNDED DEBT TO EBITDA (x ÷ i)

As of the date hereof, no event has occurred which constitutes an “Event of Default” as defined in the Agreement, or which would constitute as Event of Default but for the requirement that notice be given or time elapse or both.

Any covenants not specifically referenced above are certified as being met.

Authorized Signer(s):

Heartland Payment Systems, Inc. a Delaware corporation

By:	/s/ Martin J. Uhle
Martin J. Uhle

Its	President and COO